Sub-Item 77 O
Rule 10f-3 Transactions


                      DREYFUS INVESTMENT GRADE FUNDS, INC.
                   Dreyfus Institutional Yield Advantage Fund

On May 4, 2005, Dreyfus Investment Grade Funds, Inc. - Dreyfus Institutional Yield Advantage Fund (the "Fund") purchased $200,000 in HSBC Finance Corp. - Cusip # 40429JAG2 (the Bonds"). The Bonds were purchased from Mellon Financial Markets, LLC ("MFM"), a member of the underwriting syndicate offering the Bonds, from their own account. MFM, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. None of the members received any economic benefit. The following is a list of the syndicate's primary members:

                                 HSBC Securities
                                Barclays Capital
                                Calyon Securities
                          Mellon Financial Markets, LLC

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Investment Grade Funds, Inc.-Dreyfus Institutional Yield Advantage Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on July 13, 2005.

Sub-Item 77 O
Rule 10f-3 Transactions



                      DREYFUS INVESTMENT GRADE FUNDS, INC.
                   Dreyfus Premier Yield Advantage Fund

On May 4, 2005, Dreyfus Investment Grade Funds, Inc. - Dreyfus Premier Yield Advantage Fund (the "Fund") purchased $1,800,000 in HSBC Finance Corp. - Cusip # 40429JAG2 (the Bonds"). The Bonds were purchased from Mellon Financial Markets, LLC ("MFM"), a member of the underwriting syndicate offering the Bonds, from their own account. MFM, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. None of the members received any economic benefit. The following is a list of the syndicate's primary members:

                                 HSBC Securities
                                Barclays Capital
                                Calyon Securities
                          Mellon Financial Markets, LLC

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Investment Grade Funds, Inc.-Dreyfus Institutional Yield Advantage Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on July 13, 2005.

 DIGF
 -DIYAF
 -DPYAF


                               PROPOSED RESOLUTION

                  RESOLVED, that the transactions engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transactions.